EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 21, 2003, except as to Note 18, which is as of February 28, 2003, relating to the financial statements and financial statement schedule, which appears in Item 15 of Annual Report to Quest Diagnostics Incorporated on Form 10-K of the year ended December 31, 2002.


/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP
New York, New York
February 28, 2003